PROJECT DEVELOPMENT AND CONSTRUCTION AGREEMENT

         This Project Development and Construction Agreement ("Agreement") made and entered into this 8 day of May, 1998, by and between Garb-Oil & Power Corporation ("GOPC"), a Utah corporation, and TRENERGY, INC., a Utah Corporation (the "Company").

         In Consideration of the mutual promises and covenants contained herein, it is agreed by the parties as follows:

         1. The Company represents and warrants that it has rights, title and interest including but not limited to, patent rights, intellectual property rights and proprietary information and know how to that certain technology utilized to neutralize and remediate radioactive waste as more specifically described on Exhibit "A" (collectively the "Remediation Technology").

         2. Garb-Oil & Power Corporation represents and warrants that it has experience in Project Development, formation and structuring of Process plants and projects.

         3. The Company does hereby engage and hire the services of GOPC for the purposes of consulting and analyzing how to commercially exploit the Remediation Technology; and GOPC does hereby agree to render such services, all upon the terms and condition hereinafter set forth.

         4. The term of this Agreement shall be for a period of five years following the date of the execution hereof with automatic renewals to be negotiated, between the parties, based upon performance by GOPC under this agreement.

         5. In consideration of the consulting and project development services to be rendered by GOPC to the Company, GOPC shall be paid by the Company the following compensation:

                  (a) GOPC shall have the right to build all systems and plants for the Company or its affiliates which utilize the Remediation

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         Technology.   GOPC  will  perform  all  such  building  services  on  a
         guaranteed project cost basis, which cost shall be within 5% of Similar costs for such projects.

                  (b) The Company shall designate GOPC as its exclusive agent, under this agreement, to exploit the Remediation Technology outside of the United States, with the following exceptions;.

         1.       Republic of Belarus
         2.       Ukraine
         3.       Romania
         4.       Macedonia
         5.       Greece
         6.       Hungary

In view of the fact that the Company has already made preliminary contacts with agencies in Central and South America, Canada and with certain Pacific Rim Countries the Company and GOPC will jointly discuss and agree upon negotiations with the Western Hemisphere and Pacific Rim Countries. Final negotiated Contracts with GOPC contacts will be conducted jointly with both the Company and GOPC. The Company and GOPC shall negotiate and share a negotiated royalty of at least five percent of gross revenues received by licensees or contracting parties to the Remediation Technology. Where the initial contact is due to GOPC , the revenues shall be shared equally between the Company and GOPC. Either party to this agreement shall be authorized to become a partner with such contracting entities in any region covered by this or by subsequent extensions or amendments to this agreement.

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                  (c) All  reasonable  out-of-pocket  expenses  incurred by GOPC during the term hereof shall be paid by GOPC which shall be reimbursed from income received from contracts or licenses resulting from this agreement.

6. The Company hereby agrees, warrants and represents to Garb-Oil the following:

                  (a) It shall promptly furnish all information and documents requested by GOPC. The Company will disclose any information it possesses which could or may alter the truth of any documents or information the Company has presented. The Company will make available any raw data information relating to the Remediation Technology from its records.

                  (b) In the event the facts and circumstances underlying the information and documents provided to GOPC under the preceding paragraph hereof shall change in any material respect, the Company shall immediately notify GOPC of the nature of such change of facts and circumstances;

                  (c) The Company does hereby expressly authorize GOPC to submit such information and documents to any and all persons, firms or corporations who or which GOPC contacts regarding the services which it is to render hereunder and GOPC is hereby authorized to disclose to such persons, firms or corporations to whom it is acting on behalf of the Company provided, that non-disclosure and security agreements are signed by all parties to whom the technical discussions and presentations are made.

                  (d) The Company or GOPC, as appropriate, shall not be under any duty or responsibility to it with respect to any matter connected with the services to be rendered by it under this Agreement except as herein expressly stated in the agreement.

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                  (e) The  Company  hereby  warrants  and  represents  that  the provisions of this Agreement with GOPC (i) do not violate its Articles of Incorporation, Bylaws, corporate minutes or any other documents or instruments to which the Company is a party, (ii) the Company has a corporate power to enter into this Agreement, and (iii) the Company has taken all action by and through its directors or shareholders to
         authorize   and  empower   GOPC  to  perform  the  services  as  herein
         designated; and 7. GOPC represents and agrees that it will perform its obligations hereunder in a faithful and businesslike manner, primarily for advancement of the shareholders interests in both GOPC and the Company.

         8. Company and GOPC agree that they will equally and jointly defend and enforce all claims and infringement, where appropriate, against the Nuclear Remediation Technology associated with this Agreement.

         9. If any term, covenant or condition of this Agreement or the application thereof to any person or corporation or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such terms, covenants and conditions to persons or corporations or circumstances other than those to which it is held invalid or unenforceable, shall not be affected hereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         10. Unless otherwise provided herein, any notice, tender or delivery to be given hereunder by either party to the other shall be in writing and may be effected by personal delivery or by certified mail, postage prepaid, return receipt requested, addressed as set forth below, and shall be deemed received as of the date of actual receipt. Notices shall be addressed as set forth below,

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but each party may change its address by written  notice in accordance  with the
Paragraph 10.

                  If to Garb-Oil:

                           10 Exchange Place
                           507 Newhouse Office Building, Suite 507
                           Salt Lake City, UT 84111

                  With a copy to:

                           Callister Nebeker & McCullough
                           Gateway Tower East, Suite 900
                           10 East South Temple
                           Salt Lake City, UT 84133

                  If to Company:

                           _______________________________
                           _______________________________
                           _______________________________


         11. This Agreement constitutes the entire agreement between GOPC and Company and there are no other agreements, understandings, representations or warranties between the parties except as set forth herein.

         12. This Agreement shall bind and inure to the benefit of all the respective heirs, personal representative, successors, and permitted assigns of the parties hereto.

         13. This Agreement shall be controlled by and interpreted in accordance with the Laws of the State of Utah without regard to principles of conflict of laws.
         14. This Agreement may not be changed or modified in any respect except in a writing duly signed by both GOPC and Company.

         15. If any provision of this Agreement is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability and such prohibition or

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unenforceability  shall not  invalidate  the balance of such  provisions  to the extent it is not prohibited or unenforceable, or invalidate the other provisions of this Agreement.

         16. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between GOPC and Company.

         17. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                               TRENERGY, INC.


                                               By /s/ Hal Fox
                                                  -----------------------------
                                                  Hal Fox, Its President


                                               GARB-OIL & POWER CORPORATION


                                               By /s/ John C. Brewer
                                                  -----------------------------
                                                  John C. Brewer, Its President


                                               May 8, 1998


                                               By /s/ Robert R. Mallinckrodt
                                                  -----------------------------
                                                  Robert R. Mallinckrodt

                                               Notary Public
                                               Robert R. Mallinckrodt
                                               10 Exchange Place, Ste. 510
                                               Salt Lake City, Utah 84111
                                               Commission expires 3/12/2001
                                               State of Utah

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